SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2019

Desert Hawk Gold Corp.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 337-8057

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

PDK Purchase Agreement

On March 7, 2019, Desert Hawk Gold Corp. (the “Company”) entered into a Pre-paid Forward Gold Purchase Agreement (the “Purchase Agreement”) with PDK Utah Holdings LP (the “Buyer” or “PDK”)), a limited partnership organized under the laws of the province of Ontario and a wholly owned subsidiary of Pandion Mine Finance, LP. Under the terms of the Purchase Agreement, the Buyer has agreed to purchase 73,910 ounces of gold from the Company in three tranches, with prepayment of the initial tranche in the amount of $11,200,000 having been made upon execution of the Purchase Agreement (the “Initial Funding”), $4,500,000 for Tranche 2 to occur at least six months following the Initial Funding date, and $5,500,000 for Tranche 3 to occur at least 10 months following the Initial Funding date, provided that all conditions president for funding Tranches 2 and 3 are met. From the initial funds, the Company paid an upfront fee of $600,000 to Buyer for expenses incurred in connection with the transaction. Under the terms of the Purchase Agreement the Company is obligated to deliver gold in the following quantities following prepayment of each tranche:

●	Beginning the 21st calendar month following the Initial Funding, 655 ounces of gold per month for each of the four calendar months thereafter, 670 ounces for each the 12 calendar months thereafter, and 1,155 ounces for each of the 24 calendar months thereafter.

●	Beginning the 15th Calendar month following the Tranche 2 funding, 50 ounces of gold per month for each of the four calendar months thereafter, 220 ounces for each the 12 calendar months thereafter, 370 ounces for each of the 24 months thereafter, and 600 ounces for each of the six calendar months thereafter.

●	Beginning the 15th Calendar month following the Tranche 3 funding, 90 ounces of gold per month for each of the 12 calendar months thereafter, 270 ounces for each the 24 calendar months thereafter, 1,025 ounces for each of the six calendar months thereafter, and 1,625 ounces for each of the four calendar months thereafter.

If during the term of the Purchase Agreement, the gold spot price falls below $1,134 per ounce, the Buyer may require the Seller to sell an additional 10 ounces of gold to the Buyer for each scheduled delivery month thereafter at a discounted amount as determined by the Purchase Agreement.

As security for the obligations of the Company under the Purchase Agreement, the Company has granted the Buyer a security interest in all of the assets of the Company and has issued and recorded a Leasehold Deed of Trust, Assignment of Leases, Rents, As Extracted Collateral and Contracts, Security Agreement and Fixture Filing.

The Purchase Agreement contains representations and warranties, as well as affirmative and negative covenants customary to a transaction of this nature.

Clifton Amended Lease Agreement

Effective with the Initial Funding, the Company and Clifton Mining Company entered into a Second Amended and Restated Lease Agreement (the “Amended Lease”). Under the terms of the Amended Lease, the Company relinquished its leasehold interest in all but 10 of the patented, for which it retained only the surface rights, and 66 of the unpatented lode mining claims previously held by the Company. The mining claims retained by the Company represent the area of interest known as the Kiewit, which is the principal focus of the Company’s mining activities. The lease term is 20 years and for so long thereafter as the mining claims are being actively used by the Company for commercial mining purposes.

Under the terms of the Amended Lease the Company acquired and cancelled Clifton’s 5% royalty interest from production on the Kiewit project. The Company also acquired from third parties and cancelled the remaining 1% outstanding royalty interest thereon, for which the Company paid each party $50,000.

As consideration for entering into the Amended Lease, the Company paid Clifton $3,013,390 and issued 5,500,000 shares of its common stock. In addition, the Company and Clifton entered into a Registration Rights Agreement to register for resale the shares issued to Clifton which requires the Company to register the shares within 18 months following the Initial Funding. In the event the Company does not register the shares within the 18-month period, the Company is obligated to pay Clifton a royalty equal to 2.5% of the net smelter returns from the minerals generated from the Company’s mining claims. The Company has agreed to maintain the effectiveness of the Registration Rights Agreement for a period of three years. The agreement contains mutual indemnification provisions.

PDK Royalty Agreement

Concurrent with the Initial Funding by PDK, the Company granted to PDK a perpetual royalty equal to 4% of the net smelter returns payable on all minerals mined, produced, or otherwise recovered from the Company’s mining properties, for which PDK paid $2,200,000 to the Company.

H&H Metals Agreement

On March 29, 2018, the Company entered into a five-year Agency Agreement (the “Agency Agreement”) with H&H Metals Corp., a New York corporation (“H&H”). Under the terms of the Agency Agreement H&H agreed to provide the Company certain advisory services in regard to natural resources activities and to assist the Company in securing purchasers for minerals produced from its mining properties.

As a condition for entering into the Purchase Agreement with PDK, the Company negotiated a termination of the Agency Agreement (the “Termination Agreement”). Under the terms of the Termination Agreement, Desert Hawk paid H&H $600,000, agreed to pay an additional $200,000 within 18 months, and $36,000 as a payment against the final shipment of ore by the Company. In addition, the Company issued 250,000 shares of its common stock to H&H, and agreed to appoint Phillip H. Holme, a principal of H&H, as a director of the Company upon the Initial Funding.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained under the heading Clifton Amended Lease Agreement of Item 1 in regard to the relinquishment of patented and unpatented mining claims is incorporated into this item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the heading PDK Purchase Agreement of Item 1 in regard to the direct financial obligation created with PDK is incorporated into this item.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained under the headings Clifton Amended and Restated Lease Agreement and H&H Metals Agreement of Item 1 in regard to the issuance of common stock of the Company is incorporated into this item.

The shares issued to Clifton and H&H were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. At the time of the sale of the shares, the Company reasonably believed that each purchaser was an accredited investor as defined in Regulation D. No underwriting discounts or commissions were paid in connection with the transactions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 7, 2019, the number of directors was increased to four persons and Phillip H. Holme was appointed as a director to fill the vacancy created by the increase in the number of directors. The information contained under the headings H&H Metals Agreement of Item 1 in regard to the appointment of Mr. Holme as a director of the Company is incorporated into this item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Pre-paid Forward Gold Purchase Agreement dated March 7, 2019*
99.2	Leasehold Deed of Trust dated March 7, 2019*
99.3	Second Amended and Restated Lease Agreement effective March 7, 2019*
99.4	Registration Rights Agreement effective March 7, 2019*
99.5	Conveyance of Net Smelter Returns Royalty Interest effective March 7, 2019*
99.6	Agency Agreement dated March 29, 2018, with H&H Metals Corp.
99.7	Termination Agreement dated January 16, 2019, with H&H Metals Corp.

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: March 13, 2019	By	/s/ Rick Havenstrite
Rick Havenstrite, Chief Executive Officer

3